EXHIBIT 3.6

                            ARTICLES OF INCORPORATION

                                       OF

                               CHS AMERICAS, INC.

                                    ARTICLE I

         The name of the corporation is CHS AMERICAS, INC. (the "Corporation").

                                   ARTICLE II

         The address of the principal office and the mailing address of the Corporation is 2153 N.W. 86 Avenue, Miami, Florida 33122.

                                   ARTICLE III

         The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

                  NUMBER OF SHARES         PAR VALUE         CLASS OF
                    AUTHORIZED             PER SHARE           STOCK
                    ----------             ---------           -----

                       1,000               $ 0.01              Common

                                   ARTICLE IV

         The Corporation shall hold a special meeting of shareholders only:

         (1) On call of the Board of Directors or persons authorized to do so by the Corporation's Bylaws; or

         (2) If the holders of not less than 50 percent of the shares entitled to vote on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                    ARTICLE V

         The street address of the Corporation's initial registered office is 1201 Hays Street, City of Tallahassee, County of Leon, State of Florida 32301, and the name of its initial registered agent at such office is Corporation Service Company.


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                                   ARTICLE VI

         The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's Bylaws. The number of directors constituting the initial Board of Directors is one (1), and the name and address of the member of the initial Board of Directors, who will serve as the Corporation's director until successors are duly elected and qualified is:

                                 Claudio Osorio
                               2153 N.W. 86 Avenue
                              Miami, Florida 33122

                                   ARTICLE VII

         The name of the Incorporator is Daniel E. Reed and the address of the Incorporator is 1221 Brickell Avenue, Suite 2200, Miami, Florida 33131.

                                  ARTICLE VIII

         This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

         IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida has signed these Articles of Incorporation this 15th day of October, 1997.


                                                 _______________________________
                                                 Daniel E. Reed
                                                 Incorporator

                  ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

         The undersigned, having been named the Registered Agent of CHS LATIN AMERICA HOLDING CORP. accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes /section/607.0505.

                                          Corporation Service Company


                                          ______________________________________
                                          By:  Karen Rozar, As Agent

                                          Dated:  October ____, 1997